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June 2, 1997


On Stage Entertainment, Inc.
4625 West Nevso Drive
Las Vegas, NV 89103

Re:      Registration Statement on Form SB-2; Registration No. 333-24681

Ladies and Gentlemen:

We have acted as counsel to On Stage Entertainment, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the aforementioned registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company of
(i) up to 2,300,000 shares of its Common Stock, par value $.01 per share, (the "Common Stock"), of which 1,700,000 shares of Common Stock (the "Company Shares"), including 300,000 shares purchasable by the underwriter, solely for the purpose of covering overallotments, if any, are to be newly issued and sold by the Company, and of which 600,000 shares of Common Stock (the "Selling Stockholder Shares") are to be sold by the selling stockholder (the "Selling Stockholder") identified in the Registration Statement under the heading "Principal and Selling Stockholders," (ii) redeemable warrants (the "Warrants") to purchase up to 2,000,000 shares of Common Stock, which includes 300,000 Warrants purchasable by the underwriter, solely for the purpose of covering over allotments, if any, (iii) the Common Stock issuable upon exercise of the Warrants, (iv) warrants issued to the Underwriter to purchase 200,000 shares of Common Stock (the "Underwriter's Warrants"), (v) the Common Stock issuable upon exercise of the Underwriter's Warrants, (vi) warrants issued to the Underwriter to purchase 200,000 warrants each to purchase one share of Common Stock the ("Underlying Warrants"), (vii) the warrants issuable upon exercise of the Underlying Warrants and (viii) the Common Stock issuable upon exercise of the warrants issuable upon exercise of Underlying Warrants.

Capitalized terms used herein, unless defined herein or the context indicates otherwise, shall have the meaning set forth in the Registration Statement.


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June 2, 1997
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In connection with this opinion, we have examined the Registration Statement and the Exhibits thereto, the draft of the Underwriting Agreement, the Warrant Agreement, the Underwriter's Warrant Agreement, the Company's Articles of Incorporation and Bylaws, and certain of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that:

1. When issued by the Company in the manner contemplated in the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable.

2. The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

3. The Warrants have been duly and validly authorized by the Company and, when and to the extent issued by the Company in the manner contemplated in the Registration Statement, will constitute the valid and binding obligation of the Company to issue and sell the Common Stock issuable upon exercise of the Warrants.

4. The Common Stock issuable upon exercise of the Warrants has been duly and validly authorized by the Company and, when and to the extent issued by the Company upon the exercise of the Warrants in the manner contemplated by the Warrant Agreement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

5. The Underwriter's Warrants have been duly and validly authorized by the Company and, when and to the extent issued by the Company as contemplated by the Underwriting Agreement, will constitute the valid and binding obligation of the Company to issue and sell the Common Stock issuable upon exercise of the Underwriter's Warrants.

6. The Common Stock issuable upon exercise of the Underwriter's Warrants has been duly and validly authorized by the Company and, when and to the extent issued by the Company upon the exercise of the Underwriter's Warrants, in the manner contemplated by the Underwriter's Warrant Agreement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.


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June 2, 1997
Page 3


7. The Underlying Warrants have been duly and validly authorized by the Company and, when and to the extent issued by the Company as contemplated by the Underwriting Agreement, will constitute the valid and binding obligation of the Company to issue and sell the warrants issuable upon exercise of the Underlying Warrants.

8. The warrants issuable upon exercise of the Underlying Warrants have been duly and validly authorized by the Company and, when and to the extent issued by the Company upon the exercise of the Underlying Warrants in the manner contemplated by the Underwriter's Warrant Agreement, will constitute the valid and binding obligation of the Company to issue and sell the Common Stock issuable upon exercise of the warrants issuable upon exercise of the Underlying Warrants.

9. The Common Stock issuable upon exercise of the warrants issuable upon exercise of the Underlying Warrants has been duly and validly authorized by the Company and, when and to the extent issued by the Company upon the exercise of such warrants in the manner contemplated by the Underwriter's Warrant Agreement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.


Very truly yours,